Exhibit 99.1

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date: January 22, 2015

FOR IMMEDIATE RELEASE

Horizon Bancorp Announces 2014 Earnings

Michigan City, Indiana (NASDAQ GM: HBNC) – Horizon Bancorp today announced its unaudited financial results for the three and twelve-month periods ended December 31, 2014.

SUMMARY:
•	Assets surpassed $2.0 billion during 2014, ending the year at $2.1 billion as of December 31, 2014.
•	Net income for the year ending December 31, 2014 was $18.1 million or $1.90 diluted earnings per share.
•	Fourth quarter 2014 net income was $4.9 million or $.51 diluted earnings per share.
•	Total loans, excluding mortgage warehouse loans, increased 28.9% or $281.6 million during the year ended December 31, 2014.
•	The quarterly dividend was increased twice during the year ended December 31, 2014 from 11 cents to 13 cents in the second quarter and to 14 cents in the fourth quarter.
•	Return on average assets was 0.96% for the fourth quarter of 2014 and 0.93% for the year ending December 31, 2014.
•	Return on average common equity was 10.72% for the fourth quarter of 2014 and 10.60% for the year ending December 31, 2014.
•	Non-performing loans to total loans as of December 31, 2014 were 1.62% compared to 1.70% as of December 31, 2013.
•	Substandard loans totaled $27.7 million as of December 31, 2014, a decrease of $7.1 million from $34.7 million as of December 31, 2013.
•	Horizon’s full-service Carmel, Indiana office is expected to open in February of 2015.

Craig M. Dwight, Chairman and CEO, commented: “I am pleased to announce Horizon’s 2014 results, a year in which tremendous progress was made across the company.  Headlining the year is the growth we achieved throughout the loan portfolio and the successful integration of the Summit Community Bank (“Summit”) acquisition in East Lansing, Michigan.  All loan product types experienced significant growth during the year, allowing us to combat industry-wide net interest

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Pg. 2 cont. Horizon Bancorp Announces 2014 Earnings

margin pressure.  Additionally, the increase in assets from both organic loan growth and the Summit acquisition enabled us to spread operating costs across a larger and more diversified revenue stream.”

Dwight continued, “Excluding one-time expenses related to the Summit acquisition, the decrease in income from acquisition-related purchase accounting adjustments and gains on the sale of investment securities, Horizon’s net income and diluted earnings per share increased by 6.4% and 3.0%, respectively, for the year ended December 31, 2014 compared to the previous year.  This increase is a notable accomplishment given the lower mortgage volume and poor weather conditions which decreased net income and earnings per share during the first quarter of 2014.  The increase in core net income and diluted earnings per share illustrate the incremental operating leverage Horizon achieved through our strategic growth initiative.  We believe our investments in technology, new markets, and talented employees have created a solid base to maintain this momentum into 2015.”

Non-GAAP Reconciliation of Net Income and Diluted Earnings per Share
(Dollar Amounts in Thousands Except per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Non-GAAP Reconciliation of Net Income
Net income as reported	$4,948	$4,115	$18,101	$19,876
Summit expenses	-	-	1,335	-
Tax effect	-	-	(467)	-
Net income excluding Summit expenses	$4,948	$4,115	$18,969	$19,876

Acquisition related purchase accounting adjustments ("PAUs")	(719)	(850)	(2,745)	(6,294)
Tax effect	252	298	961	2,203
Net income excluding Summit expenses and PAUs	$4,481	$3,563	$17,185	$15,785

Gain on sale of investment securities	-	-	(988)	(374)
Tax effect	-	-	346	131
Net income excluding gain on sale of investment securities	$4,481	$3,563	$16,543	$15,542

Non-GAAP Reconciliation of Diluted Earnings per Share
Diluted earnings per share as reported	$0.51	$0.45	$1.90	$2.17
Summit expenses	-	-	0.14	-
Tax effect	-	-	(0.05)	-
Diluted earnings per share excluding Summit expenses	$0.51	$0.45	$1.99	$2.17

Acquisition related PAUs	(0.07)	(0.09)	(0.29)	(0.70)
Tax effect	0.03	0.03	0.10	0.24
Diluted earnings per share excluding Summit expenses and PAUs	$0.46	$0.39	$1.80	$1.71

Gain on sale of investment securities	-	-	(0.10)	(0.04)
Tax effect	-	-	0.04	0.01
Net income excluding gain on sale of investment securities	$0.46	$0.39	$1.74	$1.69

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The following tables present the amount and growth rate of loans by product type for the three and twelve months ended December 31, 2014.

Loan Growth by Type
Three Months Ended December 31, 2014
(Dollars in Thousands)
					Annualized
	December 31	September 30	Amount	Percent	Percent
	2014	2014	Change	Change	Change
	(Unaudited)	(Unaudited)
Commercial loans	$674,314	$677,349	$(3,035)	-0.4%	-1.8%
Residential mortgage loans	254,625	251,739	2,886	1.1%	4.5%
Consumer loans	320,459	308,800	11,659	3.8%	15.0%
Held for sale loans	6,143	4,167	1,976	47.4%	188.1%
Subtotal	1,255,541	1,242,055	13,486	1.1%	4.3%
Mortgage warehouse loans	129,156	105,133	24,023	22.9%	90.7%
Total loans	$1,384,697	$1,347,188	$37,509	2.8%	11.0%

Loan Growth by Type
Twelve Months Ended December 31, 2014
(Dollars in Thousands)
					Annualized
	December 31	December 31	Amount	Percent	Percent
	2014	2013	Change	Change	Change
	(Unaudited)
Commercial loans	$674,314	$505,189	$169,125	33.5%	33.5%
Residential mortgage loans	254,625	185,958	68,667	36.9%	36.9%
Consumer loans	320,459	279,525	40,934	14.6%	14.6%
Held for sale loans	6,143	3,281	2,862	87.2%	87.2%
Subtotal	1,255,541	973,953	281,588	28.9%	28.9%
Mortgage warehouse loans	129,156	98,156	31,000	31.6%	31.6%
Total loans	$1,384,697	$1,072,109	$312,588	29.2%	29.2%

“The resiliency of our net interest margin throughout the year illustrates the positive impact our loan growth has made,” Dwight continued.  “Horizon’s core net interest margin, excluding income from acquisition-related purchase accounting adjustments, increased from 3.39% in the fourth quarter of 2013 to 3.48% in the fourth quarter of 2014.  For the year ended December 31, 2014, the net interest margin decreased only 10 basis points to 3.47% in an environment with margin pressure persisting throughout the banking industry.”

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Non-GAAP Reconciliation of Net Interest Margin
(Dollar Amounts in Thousands)
	Three Months Ended			Twelve Months Ended
	December 31	September	December 31	December 31
	2014	2014	2013	2014	2013
	(Unaudited)	(Unaudited)		(Unaudited)
Net Interest Margin As Reported
Net interest income	$16,523	$16,400	$14,129	$62,983	$61,383
Average interest-earning assets	1,865,750	1,877,066	1,616,461	1,794,263	1,617,028
Net interest income as a percent of average interest-earning assets	3.64%	3.59%	3.60%	3.62%	3.96%

Impact of Acquisitions
Interest income from acquisition-related purchase accounting adjustments	$(719)	$(438)	$(850)	$(2,745)	$(6,294)

Net Interest Margin Excluding Impact of Acquisitions
Net interest income	$15,804	$15,962	$13,279	$60,238	$55,089
Average interest-earning assets	1,865,750	1,877,066	1,616,461	1,794,263	1,617,028
Net interest income as a percent of average interest-earning assets	3.49%	3.50%	3.39%	3.47%	3.57%

Dwight commented on the increase in provision for loan losses in the fourth quarter and for the year ending December 31, 2014 compared to the same periods of the previous year.  “This increase reflects loan growth as well as a loan loss reserve to loan ratio in-line with current credit conditions.  Non-performing loans increased $2.7 million during the fourth quarter; however, total substandard loans decreased by $7.3 million from $35.0 million as of September 30, 2014 to $27.7 million as of December 31, 2014.  The increase in non-performing loans was due to one commercial real estate loan totaling $5.4 million that was moved to non-accrual status during the fourth quarter of 2014. Credit conditions continue to improve across the portfolio.”

Horizon’s loan loss reserve ratio, excluding loans with credit-related purchase accounting adjustments, stood at 1.29% as of December 31, 2014.

Allowance for Loan and Lease Loss Detail
As of December 31, 2014
(Dollars in Thousands, Unaudited)

	Horizon
	Legacy	Heartland	Summit	Total
Pre-discount loan balance	$1,249,443	$36,489	$100,000	$1,385,932

Allowance for loan losses (ALLL)	16,177	289	35	16,501
Loan discount	N/A	2,734	4,644	7,378
Total ALLL+loan discount	16,177	3,023	4,679	23,879

Loans, net	$1,233,266	$33,466	$95,321	$1,362,053

ALLL/ pre-discount loan balance	1.29%	0.79%	0.04%	1.19%
Loan discount/ pre-discount loan balance	N/A	7.49%	4.64%	0.53%
Total ALLL+loan discount/ pre-discount loan balance	1.29%	8.28%	4.68%	1.72%

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Dwight concluded, “Horizon’s four key revenue sources – business banking, retail banking, residential mortgage lending and wealth management – all made positive contributions to our 2014 results.  We remain focused on continuing this trend in 2015 in an effort to increase profitability and build shareholder value.”

Income Statement Highlights

Net income for the fourth quarter of 2014 was $4.9 million or $.51 diluted earnings per share compared to $4.1 million or $.45 diluted earnings per share in the fourth quarter of 2013.  The increase in net income from the previous year reflects an increase in interest income primarily due to loan growth and an increase in non-interest income due to an increase in gain on sale of loans, interchange fees and fiduciary activities partially offset by an increase in the provision expense.

Net income for the year ended December 31, 2014 was $18.1 million or $1.90 diluted earnings per share compared to $19.9 million or $2.17 diluted earnings per share for the year ended December 31, 2013.  The decrease in net income compared to the previous year was due to $1.3 million in expenses related to the Summit acquisition in 2014 and a decrease of $3.5 million in income from acquisition-related purchase accounting adjustments partially offset by an increase of $614,000 in income from the gain on sale of investment securities.  Excluding these non-core items, net income for the year ending December 31, 2014 increased $998,000 or 6.4% to $16.5 million compared to $15.5 million in the previous year.

Horizon’s net interest margin was 3.64% during the fourth quarter of 2014, up from 3.59% for the prior quarter and 3.60% for same period of 2013.  The increase in net interest margin compared to the prior quarter was due to acquisition-related purchase accounting adjustments and lower funding costs, and the increase compared to the same period of 2013 was primarily due to loan growth.  Excluding purchase accounting adjustments related to the 2012 Heartland Bancshares, Inc. and the 2014 Summit acquisitions, the margin would have been 3.48% for the fourth quarter of 2014 compared to 3.50% for the prior quarter and 3.39% for the same period of the prior year.  Interest income from acquisition-related purchase accounting adjustments was $719,000, $438,000, and $850,000 for the three months ended December 31, 2014, September 30, 2014 and December 31, 2013, respectively.

Horizon’s net interest margin was 3.62% for the year ending December 31, 2014, down from 3.96% for the year ending December 31, 2013.  Excluding interest income from acquisition-related purchase accounting adjustments, the margin would have been 3.47% for the twelve months ending December 31, 2014 compared to 3.57% for same period of 2013. Interest income from acquisition-related purchase accounting adjustments was $2.7 million and $6.3 million for the twelve months ended December 31, 2014 and December 31, 2013, respectively.

Residential mortgage lending activity during the fourth quarter of 2014 generated $2.3 million in income from the gain on sale of mortgage loans, an increase of $1.1 million from the fourth quarter of 2013.  Total origination volume in the fourth quarter of 2014, including loans placed into portfolio, totaled $96.0 million, representing an increase of 36.4% from the fourth quarter of 2013 of $70.4 million.  Purchase money mortgage originations during the fourth quarter of 2014

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represented 67.6% of total originations compared to 77.6% of originations during the previous quarter and 75.6% during the fourth quarter of 2013.

Lending Activity

Total loans increased $312.6 million from $1.1 billion as of December 31, 2013 to $1.4 billion as of December 31, 2014 as mortgage warehouse loans increased by $31.0 million, residential mortgage loans increased by $68.7 million and consumer loans increased by $40.9 million.  Commercial loans increased $169.1 million or 33.5% from $505.2 million at December 31, 2013 to $674.3 million at December 31, 2014.  Total loans increased 2.8% in the fourth quarter of 2014 with positive growth contributions from both the residential mortgage and consumer loan portfolios.  Commercial loans decreased 0.4% over the linked quarter due to unanticipated payoffs during the quarter; however, the pipeline going into 2015 remains solid.

Total loan balances in the Kalamazoo and Indianapolis markets continued to grow during 2014 to $142.2 million and $123.4 million, respectively, as of December 31, 2014. Kalamazoo’s aggregate loan balances increased $28.4 million or 24.9%, and Indianapolis’ aggregate loan balances increased $50.8 million or 69.9% compared to December 31, 2013.

The provision for loan losses was $978,000 for the fourth quarter of 2014 compared to a negative provision of $997,000 for the same period of 2013.  The higher provision for loan losses for the fourth quarter of 2014 compared to the same period of 2013 was due to loan growth as well as a specific reserve of $560,000 placed on one commercial real estate loan that was moved to non-accrual status during the fourth quarter of 2014.  The provision for loan losses was $3.1 million for the year ended December 31, 2014 compared to $1.9 million for the same period of 2013.  The higher provision for loan losses for the year ending December 31, 2014 compared to the same period of 2013 was due to loan growth as well as $1.0 million in charge-off expense related to one commercial credit in the third quarter of 2014 and a specific reserve of $560,000 placed on one commercial real estate loan that was moved to non-accrual status during the fourth quarter of 2014.

The ratio of the allowance for loan losses to total loans decreased to 1.19% as of December 31, 2014 from 1.49% as of December 31, 2013 due to an increase in total loans from both organic growth and the Summit acquisition, partially offset by an increase in the allowance for loan losses from $16.0 million as of December 31, 2013 to $16.5 million as of December 31, 2014.  The ratio of the allowance for loan losses to total loans, excluding loans with credit-related purchase accounting adjustments, was 1.29% as of December 31, 2014.

Non-performing loans totaled $22.4 million as of December 31, 2014, up from $18.3 million as of December 31, 2013.  Compared to December 31, 2013, non-performing commercial loans and consumer loans increased by $4.4 million and $32,000, respectively, partially offset by a decrease of $252,000 in non-performing real estate loans.  The increase in non-performing commercial loans was due to the Summit acquisition as well as a commercial real estate loan totaling $5.4 million that was moved to non-accrual status in the fourth quarter of 2014.  As a percentage of total loans, non-performing loans were 1.62% at December 31, 2014, down 8 basis points from 1.70% at December 31, 2013.  At December 31, 2014, loans acquired in the Summit acquisition represented $1.2 million

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in non-performing, $2.3 million in substandard and $173,000 in delinquent loans.

Expense Management

Total non-interest expense was $3.5 million higher in 2014 compared to 2013 and $62,000 lower in the fourth quarter of 2014 compared to the fourth quarter of 2013.  The increase in 2014 compared to the previous year was primarily due to an increase in salaries, occupancy, data processing and outside services and consultant costs.  In addition, some of the increase in 2014 compared to 2013 was related to the Summit acquisition.

Use of Non-GAAP Financial Measures

Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP.  Specifically, we have included non-GAAP financial measures of the net interest margin excluding the impact of acquisition-related purchase accounting adjustments and net income and diluted earnings per share excluding the impact of one-time costs related to the Summit acquisition, acquisition-related purchase accounting adjustments and gains on the sale of investment securities.  Horizon believes that these non-GAAP financial measures are helpful to investors and provide a greater understanding of our business without giving effect to the purchase accounting impacts and one-time costs of acquisitions and non-core items, although these measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure.

About Horizon

Horizon Bancorp is a locally owned, independent, commercial bank holding company serving Northern and Central Indiana and Southwest and Central Michigan through its commercial banking subsidiary Horizon Bank, NA.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.horizonbank.com.  Its common stock is traded on the NASDAQ Global Market under the symbol HBNC.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon.  For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial

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performance.  Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in its Form 10-K.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Contact:	Horizon Bancorp
Mark E. Secor
Chief Financial Officer
(219) 873-2611
Fax: (219) 874-9280

#  #  #

HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	December 31	September 30	June 30	March 31	December 31
	2014	2014	2014	2013	2013
Balance sheet:
Total assets	$2,076,922	$2,037,045	$2,073,251	$1,806,583	$1,758,276
Investment securities	489,531	495,941	537,618	529,340	518,501
Commercial loans	674,314	677,349	648,202	528,635	505,189
Mortgage warehouse loans	129,156	105,133	140,896	102,146	98,156
Residential mortgage loans	254,625	251,739	235,523	189,893	185,958
Consumer loans	320,459	308,800	296,873	280,120	279,525
Earning assets	1,885,576	1,860,041	1,882,724	1,649,653	1,604,794
Non-interest bearing deposit accounts	267,667	278,527	270,023	238,499	231,096
Interest bearing transaction accounts	930,582	881,299	919,024	840,258	779,966
Time deposits	284,070	289,837	310,056	276,814	280,458
Borrowings	351,198	350,113	340,201	236,043	256,296
Subordinated debentures	32,642	32,603	32,564	32,525	32,486
Common stockholders' equity	181,914	177,280	174,836	157,283	152,020
Total stockholders’ equity	194,414	189,780	187,336	169,783	164,520

Income statement:	Three months ended
Net interest income	$16,523	$16,400	$16,788	$13,272	$14,129
Provision for loan losses	978	1,741	339	-	(997)
Non-interest income	6,738	7,390	6,627	5,522	5,687
Non-interest expenses	15,671	15,353	16,408	14,514	15,610
Income tax expense	1,664	1,738	1,890	863	1,088
Net income	4,948	4,958	4,778	3,417	4,115
Preferred stock dividend	(31)	(40)	(31)	(31)	(63)
Net income available to common shareholders	$4,917	$4,918	$4,747	$3,386	$4,052

Per share data:
Basic earnings per share	$0.53	$0.53	$0.52	$0.39	$0.47
Diluted earnings per share	0.51	0.51	0.50	0.38	0.45
Cash dividends declared per common share	0.14	0.13	0.13	0.11	0.11
Book value per common share	19.75	19.25	19.00	18.22	17.64
Tangible book value per common share	16.26	15.75	15.47	15.52	14.97
Market value - high	26.73	23.67	22.58	24.91	26.09
Market value - low	$22.83	$20.65	$19.57	$20.27	$21.07
Weighted average shares outstanding - Basic	9,212,156	9,208,707	9,182,986	8,630,966	8,623,360
Weighted average shares outstanding - Diluted	9,628,240	9,588,332	9,560,939	9,021,786	9,020,289

Key ratios:
Return on average assets	0.96%	0.96%	0.97%	0.79%	0.93%
Return on average common stockholders' equity	10.72	10.95	11.82	8.81	10.44
Net interest margin	3.64	3.59	3.78	3.48	3.60
Loan loss reserve to total loans	1.19	1.20	1.18	1.46	1.49
Non-performing loans to loans	1.62	1.47	1.41	1.59	1.70
Average equity to average assets	9.56	9.33	8.79	9.65	9.46
Bank only capital ratios:
Tier 1 capital to average assets	8.85	8.63	8.78	9.11	9.18
Tier 1 capital to risk weighted assets	12.00	12.13	11.47	12.87	13.42
Total capital to risk weighted assets	13.12	13.26	12.53	14.12	14.67

Loan data:
Substandard loans	$27,661	$35,023	$35,495	$32,648	$34,721
30 to 89 days delinquent	5,082	3,310	3,671	2,613	3,452

90 days and greater delinquent - accruing interest	$115	$62	$42	$202	$48
Trouble debt restructures - accruing interest	4,372	5,838	5,614	4,997	5,053
Trouble debt restructures - non-accrual	2,643	3,061	3,178	3,662	3,427
Non-accrual loans	15,312	10,828	9,844	8,775	9,749
Total non-performing loans	$22,442	$19,789	$18,678	$17,636	$18,277

HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	December 31	December 31
	2014	2013
Balance sheet:
Total assets	$2,076,922	$1,758,276
Investment securities	489,531	518,501
Commercial loans	674,314	505,189
Mortgage warehouse loans	129,156	98,156
Residential mortgage loans	254,625	185,958
Consumer loans	320,459	279,525
Earning assets	1,885,576	1,604,794
Non-interest bearing deposit accounts	267,667	231,096
Interest bearing transaction accounts	930,582	790,444
Time deposits	284,070	269,980
Borrowings	351,198	256,296
Subordinated debentures	32,642	32,486
Common stockholders' equity	181,914	152,020
Total stockholders’ equity	194,414	164,520

Income statement:	Twelve Months Ended
Net interest income	$62,983	$61,383
Provision for loan losses	3,058	1,920
Non-interest income	26,277	25,906
Non-interest expenses	61,946	58,445
Income tax expense	6,155	7,048
Net income	18,101	19,876
Preferred stock dividend	(133)	(370)
Net income available to common shareholders	$17,968	$19,506

Per share data:
Basic earnings per share	$1.98	$2.26
Diluted earnings per share	1.90	2.17
Cash dividends declared per common share	0.51	0.42
Book value per common share	19.75	17.64
Tangible book value per common share	16.26	14.97
Market value - high	26.73	26.09
Market value - low	$19.57	$18.97
Weighted average shares outstanding - Basic	9,060,702	8,619,330
Weighted average shares outstanding - Diluted	9,454,125	9,000,963

Key ratios:
Return on average assets	0.93%	1.13%
Return on average common stockholders' equity	10.60	12.86
Net interest margin	3.62	3.96
Loan loss reserve to total loans	1.19	1.49
Non-performing loans to loans	1.62	1.70
Average equity to average assets	9.33	9.34
Bank only capital ratios:
Tier 1 capital to average assets	8.85	9.18
Tier 1 capital to risk weighted assets	12.00	13.42
Total capital to risk weighted assets	13.12	14.67

Loan data:
Substandard loans	$27,661	$34,721
30 to 89 days delinquent	5,082	3,452

90 days and greater delinquent - accruing interest	$115	$48
Trouble debt restructures - accruing interest	4,372	5,053
Trouble debt restructures - non-accrual	2,643	3,427
Non-accrual loans	15,312	9,749
Total non-performing loans	$22,442	$18,277

HORIZON BANCORP
Allocation of the Allowance for Loan and Lease Losses
(Dollars in Thousands, Unaudited)

	December 31	September 30	June 30	March 31	December 31
	2014	2014	2014	2014	2013
Commercial	$7,881	$7,515	$6,958	$7,236	$6,663
Real estate	3,180	3,304	2,367	2,813	3,462
Mortgage warehousing	1,272	1,300	1,559	1,665	1,638
Consumer	4,168	4,041	4,776	4,388	4,229
Unallocated	-	-	-	-	-
Total	$16,501	$16,160	$15,660	$16,102	$15,992

Net Charge-offs (Recoveries)
(Dollars in Thousands, Unaudited)

	Three months ended
	December 31	September 30	June 30	March 31	December 31
	2014	2014	2014	2014	2013
Commercial	$199	$1,006	$185	$(361)	$214
Real estate	101	19	169	18	350
Mortgage warehousing	-	-	-	-	-
Consumer	336	217	426	233	295
Total	$636	$1,242	$780	$(110)	$859

Total Non-performing Loans
(Dollars in Thousands, Unaudited)

	December 31	September 30	June 30	March 31	December 31
	2014	2014	2014	2014	2013
Commercial	$11,855	$9,323	$8,243	$7,313	$7,471
Real estate	5,894	6,312	6,672	6,357	6,146
Mortgage warehousing	-	-	-	-	-
Consumer	4,693	4,154	3,763	3,966	4,660
Total	$22,442	$19,789	$18,678	$17,636	$18,277

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	December 31	September 30	June 30	March 31	December 31
	2014	2014	2014	2014	2013
Commercial	$411	$376	$452	$812	$830
Real estate	636	875	752	867	1,277
Mortgage warehousing	-	-	-	-	-
Consumer	154	3	23	39	14
Total	$1,201	$1,254	$1,227	$1,718	$2,121

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Three Months Ended			Three Months Ended
	December 31, 2014			December 31, 2013
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets
Federal funds sold	$5,317	$2	0.15%	$5,462	$3	0.22%
Interest-earning deposits	8,689	3	0.14%	6,337	4	0.25%
Investment securities - taxable	362,550	2,215	2.42%	389,481	2,281	2.32%
Investment securities - non-taxable (1)	145,705	1,098	4.46%	147,184	1,111	4.40%
Loans receivable (2)(3)	1,343,489	16,447	4.87%	1,067,997	14,040	5.22%
Total interest-earning assets (1)	1,865,750	19,765	4.33%	1,616,461	17,439	4.41%

Noninterest-earning assets
Cash and due from banks	28,451			24,416
Allowance for loan losses	(16,094)			(17,795)
Other assets	156,992			136,256

	$2,035,099			$1,759,338

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$1,216,920	$1,273	0.42%	$1,096,241	$1,352	0.49%
Borrowings	303,390	1,463	1.91%	221,882	1,452	2.60%
Subordinated debentures	32,619	506	6.15%	32,464	506	6.18%
Total interest-bearing liabilities	1,552,929	3,242	0.83%	1,350,587	3,310	0.97%

Noninterest-bearing liabilities
Demand deposits	273,973			229,424
Accrued interest payable and other liabilities	13,740			12,807
Shareholders' equity	194,457			166,520

	$2,035,099			$1,759,338

Net interest income/spread		$16,523	3.50%		$14,129	3.44%

Net interest income as a percent of average interest earning assets (1)			3.64%			3.60%

(1)	Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.
(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3)	Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees.

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Twelve Months Ended			Twelve Months Ended
	December 31, 2014			December 31, 2013
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets
Federal funds sold	$6,246	$11	0.18%	$8,468	$21	0.25%
Interest-earning deposits	7,087	10	0.14%	7,720	19	0.25%
Investment securities - taxable	387,013	9,323	2.41%	371,594	8,401	2.26%
Investment securities - non-taxable (1)	146,407	4,426	4.32%	136,584	4,216	4.98%
Loans receivable (2)(3)	1,247,510	62,435	5.01%	1,092,662	62,229	5.70%
Total interest-earning assets (1)	1,794,263	76,205	4.36%	1,617,028	74,886	4.80%

Noninterest-earning assets
Cash and due from banks	27,168			24,548
Allowance for loan losses	(15,945)			(18,677)
Other assets	144,803			134,220

	$1,950,289			$1,757,119

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$1,182,831	$5,257	0.44%	$1,092,796	$5,672	0.52%
Borrowings	281,649	5,956	2.11%	234,927	5,821	2.48%
Subordinated debentures	32,561	2,009	6.17%	32,406	2,010	6.20%
Total interest-bearing liabilities	1,497,041	13,222	0.88%	1,360,129	13,503	0.99%

Noninterest-bearing liabilities
Demand deposits	258,523			219,323
Accrued interest payable and other liabilities	12,776			13,534
Shareholders' equity	181,949			164,133

	$1,950,289			$1,757,119

Net interest income/spread		$62,983	3.48%		$61,383	3.81%

Net interest income as a percent of average interest earning assets (1)			3.62%			3.96%

(1)	Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.
(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3)	Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees.

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands)

	December 31	December 31
	2014	2013
	(Unaudited)
Assets
Cash and due from banks	$43,476	$31,721
Investment securities, available for sale	323,764	508,591
Investment securities, held to maturity (fair value of $169,904 and $9,910)	165,767	9,910
Loans held for sale	6,143	3,281
Loans, net of allowance for loan losses of $16,501 and $15,992	1,362,053	1,052,836
Premises and equipment, net	52,461	46,194
Federal Reserve and Federal Home Loan Bank stock	11,348	14,184
Goodwill	28,176	19,748
Other intangible assets	3,965	3,288
Interest receivable	8,246	7,501
Cash value life insurance	39,382	36,190
Other assets	32,141	24,832
Total assets	$2,076,922	$1,758,276
Liabilities
Deposits
Non-interest bearing	$267,667	$231,096
Interest bearing	1,214,652	1,060,424
Total deposits	1,482,319	1,291,520
Borrowings	351,198	256,296
Subordinated debentures	32,642	32,486
Interest payable	497	506
Other liabilities	15,852	12,948
Total liabilities	1,882,508	1,593,756
Commitments and contingent liabilities
Stockholders’ Equity
Preferred stock, Authorized, 1,000,000 shares
Series B shares $.01 par value, $1,000 liquidation value
Issued 12,500 shares	12,500	12,500
Common stock, no par value
Authorized, 22,500,000 shares
Issued, 9,278,916 and 8,706,971 shares
Outstanding, 9,213,036 and 8,630,966 shares	-	-
Additional paid-in capital	45,916	32,496
Retained earnings	134,477	121,253
Accumulated other comprehensive income (loss)	1,521	(1,729)
Total stockholders’ equity	194,414	164,520
Total liabilities and stockholders’ equity	$2,076,922	$1,758,276

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Statements of Income
 (Dollar Amounts in Thousands, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Interest Income
Loans receivable	$16,447	$14,040	$62,435	$62,229
Investment securities
Taxable	2,220	2,288	9,344	8,441
Tax exempt	1,098	1,111	4,426	4,216
Total interest income	19,765	17,439	76,205	74,886
Interest Expense
Deposits	1,273	1,352	5,257	5,672
Borrowed funds	1,463	1,452	5,956	5,821
Subordinated debentures	506	506	2,009	2,010
Total interest expense	3,242	3,310	13,222	13,503
Net Interest Income	16,523	14,129	62,983	61,383
Provision for loan losses	978	(997)	3,058	1,920
Net Interest Income after Provision for Loan Losses	15,545	15,126	59,925	59,463
Non-interest Income
Service charges on deposit accounts	1,048	1,005	4,085	3,989
Wire transfer fees	149	135	557	697
Interchange fees	1,213	1,007	4,649	4,056
Fiduciary activities	1,360	1,197	4,738	4,337
Gain on sale of investment securities (includes $0 for the three months ended and $988 for the months ended and $988 for the twelve months ended December 31, 2014 and $0 for the three months ended and $374 for the twelve months ended December 31, 2013, related to accumulated other comprehensive earnings reclassifications)	-	-	988	374
Gain on sale of mortgage loans	2,294	1,214	8,395	8,794
Mortgage servicing income net of impairment	249	708	805	1,521
Increase in cash value of bank owned life insurance	266	248	1,047	1,035
Other income	159	173	1,013	1,103
Total non-interest income	6,738	5,687	26,277	25,906
Non-interest Expense
Salaries and employee benefits	8,691	8,113	32,682	31,032
Net occupancy expenses	1,419	1,206	5,607	4,984
Data processing	949	861	3,663	3,045
Professional fees	346	358	1,731	1,668
Outside services and consultants	696	778	3,250	2,412
Loan expense	1,281	1,112	4,770	4,668
FDIC insurance expense	321	268	1,175	1,089
Other losses	(168)	661	(70)	807
Other expense	2,136	2,253	9,138	8,740
Total non-interest expense	15,671	15,610	61,946	58,445
Income Before Income Tax	6,612	5,203	24,256	26,924
Income tax expense (includes $0 for the three months ended and $346 for the twelve months ended December 31, 2014 and $0 for the three months ended and $131 for the twelve months ended December 31, 2013 related to income tax expense from reclassification items)	1,664	1,088	6,155	7,048
Net Income	4,948	4,115	18,101	19,876
Preferred stock dividend and discount accretion	(31)	(63)	(133)	(370)
Net Income Available to Common Shareholders	$4,917	$4,052	$17,968	$19,506
Basic Earnings Per Share	$0.53	$0.47	$1.98	$2.26
Diluted Earnings Per Share	0.51	0.45	1.90	2.17